EXHIBIT 10.1

2013 NOTEHOLDER MODIFICATION AGREEMENT

THIS 2013 NOTEHOLDER MODIFICATION AGREEMENT (the "Agreement"), dated and effective as of February 16, 2016 (the "Effective Date") is by and between MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation ("Company") and each of the investors listed on Exhibit A attached hereto and made a part hereof (each a "Holder" and with the secured promissory notes issued to all the Holders in 2013 being collectively, the "Notes" and each a "Note") pursuant to the 2013 offering of up to $6,000,000 of Notes by Company and pursuant to which RICHARD GALTERIO is serving as "Noteholder Agent" for the Holders of the Notes, with authority to enter into this Agreement on behalf of each of the Holders pursuant to the Noteholder Agency Appointment Agreement among the Holders of the Notes, Company and Noteholder Agent.

RECITALS

0.1 Each Note contains a most favored nations ("MFN") provision which provides that following the Company's completion of an equity or equity-linked new financing (each a "New Financing"), the Company shall provide the Holder written notice thereof and a 60 day period in which to exchange the Notes at a value equal to the outstanding principal balance plus accrued outstanding interest into the same securities as issued in the New Financing. By allonge effective as of August 14, 2014 to each then currently outstanding Note there was a carveout from the MFN clause in order to allow the Company to enter into a financing transaction with respect to amounts loaned to the Company from AC Midwest Energy, LLC, a Delaware limited liability company ("AC Midwest") which comprised the "New Loan" as defined in the allonge.

0.2 Attached as Exhibit A is a list of the Holders of the 2013 Notes and the amount of shares purchasable by each of them with respect to the warrants that were issued to them in connection with the original funding of their respective Notes (as to each Holder, his her or its "2013 Warrant," and as to all the Holders, the "2013 Warrants"), as well as the currently outstanding principal amount of their respective Notes (as to each Holder, the "2013 Note Current Principal Amount").

0.3 On November 16, 2015 the Company entered into an additional financing transaction with AC Midwest (the "November 16, 2015 Financing Transaction") whereby it entered into a second amendment to its first amended financing agreement and issued to AC Midwest a warrant to purchase up to 5,000,000 shares of Common Stock at $0.35 per share (the "5,000,000 Share Warrant"), immediately exercisable as to up to 3,600,000 shares, and AC Midwest, among other things: (i) provided a waiver of prior loan covenant defaults and reset certain covenants; (ii) advanced $600,000 to the Company (the "$600,000 Loan") as evidenced by a 12% secured promissory note convertible into Common Stock at $0.50 per share; and agreed that upon request by the Company and provided certain conditions to funding were met, to loan up to (a) $400,000 on January 29, 2016 (the "$400,000 Loan"); and (b) up to $1,000,000 between February 1, 2016 and June 15, 2016 (the $1,000,000 Loan), with both loans to have substantially similar terms to those of the initial $600,000 advance and to free up for exercise the right to purchase one additional share of Common Stock for each $1.00 of additional advance (i.e. up to the full remaining 1,400,000 shares if the full $1,400,000 was advanced).

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0.4 On January 28, 2016 the Company, along with its subsidiary, MES, Inc. entered into Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty with AC Midwest ("Amendment No. 3"), which provided among other things for: (i) the issuance of a letter of credit by AC Midwest's bank (Silicon Valley Bank) in favor of Bank of America, N.A., to permit the Company to enter into contract number 100088 for Mercury Capture Program with a prospective customer, (ii) the deemed effective funding of a note from Company to AC Midwest to the extent of draws under the Silicon Valley Bank letter of credit; and (iii) the issuance of a warrant to purchase 2,000,000 shares of common stock subject to adjustment as provided for in the warrant contained in Amendment No. 3 (the "Amendment No. 3 Warrant"). For purposes of this Agreement, each of: (a) the transactions set forth in Amendment No. 3 as well as (b) any subsequent transaction entered into by the Company or any of its subsidiaries involving the issuance of equity or equity linked securities by the Company or any of its subsidiaries to a third party providing financial accommodations to or for the benefit of the Company or any of its subsidiaries for the primary purpose of enabling the Company or any of its subsidiaries to procure or maintain one or more contracts with a current or prospective customer is hereinafter referred to as a "Sales Accommodation Transaction."

0.5 The parties disagree as to whether the MFN provision would apply to the November 16, 2015 Financing Transaction and in order to resolve their respective differences are desirous of entering into this Agreement.

NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Recitals. The recitals set forth above are incorporated by reference herein and made a part hereof as if fully rewritten.

2. Repricing of 2013 Warrants and Issuance of 2016 Warrants. The Company hereby agrees that the exercise price for each share of Common Stock purchasable with respect to the 2013 Warrants held by currently outstanding Holders of Notes (all of whom are referenced in Exhibit A, attached) is hereby reduced to $0.35 per share of Common Stock. In addition, effective as of the Effective Date, the Company agrees to issue to such currently outstanding Holders of Notes in the aggregate, no later than 15 days following the Effective Date, warrants to purchase up to 1,600,000 shares of Common Stock at $0.35 per share, exercisable at any time on or before November 15, 2020, in accordance with the form attached hereto as Exhibit B (each a "2016 Warrant" and collectively, the "2016 Warrants"), and with the number of shares purchasable per 2016 Warrant allocable to each currently outstanding Holder of Notes to be as set forth in the 2016 Warrant Shares column of Exhibit A (determined as to each such Holder by the product of 1,600,000 times a fraction, the numerator of which is the current principal balance of the Holder's 2013 Note, and the denominator of which is $1,645,000, and then rounding such amount up or down to the nearest whole share). It is agreed and understood that each of the Holders of Notes which have been converted or repaid and have a current Note balance of zero (the "Terminated Notes" all of which Terminated Notes are referenced as showing a $0 balance in Exhibit A, attached) is not being issued any of the 2016 Warrants and is not having any of his, her or its 2013 Warrants repriced pursuant to the provisions of this Section 2 with respect to those Terminated Notes and the 2013 Warrants corresponding thereto.

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3. MFN. In consideration for the undertakings of the Company set forth herein, including those set forth in Section 2 above, each of the Holders and their successors in interest and assigns (by execution on their behalf by Noteholder Agent) hereby agrees that the Holders shall not be entitled to any rights pursuant to Section 10 of the Holder's Note (the MFN clause section) with respect to any securities issued by the Company to AC Midwest or its affiliates, or any other third party, with respect to any of the following: (i) any of the securities issued or hereafter to be issued by the Company pursuant to the November 16, 2015 Financing Transaction (including but not limited to: (a) the funding of the $600,000 Loan, the $400,000 Loan or the $1,000,000 Loan; and (b) the number of shares purchasable under the 5,000,000 Share Warrant, including the original 3,600,000 shares exercisable thereunder and any increase in the right to purchase from 3,600,000 shares to an amount up to 5,000,000 shares in the aggregate; (ii) any subsequent funding of a loan or establishment of such other credit facility or credit enhancement of a credit facility to or for the benefit of the Company by AC Midwest or any of its Affiliates, or any other third party (each a "Subsequent Loan"), provided that the Subsequent Loan is not convertible into shares of Common Stock of the Company at a per share price less than $0.50 per share, and provided further that any equity or equity linked securities (such as warrants, rights to purchase stock or equity) issued in connection with such Subsequent Loan shall: (A) not exceed the right to acquire one share of Common Stock for each $1.00 of principal amount advanced; and (B) shall be exercisable or issuable at a price per share of not less than $0.35 per share; (iii) any subsequent issuance of equity or equity linked securities to AC Midwest or its Affiliates, or any other third party (each a "Subsequent Equity Investment"), provided that the issuance price of the equity or equity linked securities is not less than $0.50 per share of Common Stock, or if it is a preferred stock, then the as-converted to Common Stock price, assuming conversion of the preferred stock to Common Stock as of the date of issuance shall not be less than $0.50 per share, and provided further that if there are equity or equity-linked securities issued in connection with the issuance of such equity or equity linked securities (such as warrants, rights to purchase stock or equity), then the amount of such equity or equity linked securities shall: (A) not exceed the right to acquire one share of Common Stock for each $1.00 of equity purchased; and (B) shall be exercisable or issuable at a price per share of not less than $0.35 per share. Any lowering of the effective exercise, purchase or conversion price, or increase in the number, of securities issued or to be issued by the Company as a result of adjustments per Section 4(a) or Section 4(b) below or pursuant to the operation of anti-dilution adjustments contained in such debt or equity instruments shall not be deemed to constitute a lowering of the effective exercise, purchase or conversion price, or increase in the number, of such securities for purposes of application of the MFN provisions of Section 10 of the Note; or (iv) any issuance or subsequent issuance of equity or equity linked securities in connection with any Sales Accommodation Transaction, including but not limited to Amendment No. 3 and the Amendment No. 3 Warrant. Notwithstanding anything to the contrary contained herein, nothing contained herein shall constitute an admission or agreement by Company that Holders have a right to exchange their Notes for participation in the November 16, 2015 Financing Transaction or the securities issued or issuable therefrom.

4. Adjustment to Shares and Share Price Related to Section 3. For purposes of inapplicability of the MFN clause of the Notes with respect to outstanding securities issued by the Company to AC Midwest and with respect to subsequent securities issuances to AC Midwest or its Affiliates, or any other third party, pursuant to the terms of Section 3 (and not for purposes of the transactions specified in Section 2), the following terms of this Section 4 shall apply:

(a)

Adjustments Upon Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Effective Date, subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the applicable $0.35 per share (for equity-linked securities such as warrants) or $0.50 per share floor (for conversion of debt to Common Stock or issuance of equity) in effect immediately prior to the subdivision shall be proportionately reduced and the number of shares of Common Stock issuable upon exercise of such equity-linked securities shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the applicable $0.35 per share (for the equity-linked securities such as warrants) or $0.50 per share floor (for conversion of debt to Common Stock or issuance of equity) in effect immediately prior to the combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of such equity-linked securities shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)

Merger Sale, Reclassification, Etc. In case of: (i) any consolidation or merger (including a merger in which the Company is the surviving entity); (ii) any sale or other disposition of all or substantially all of the Company's assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of any Subsequent Loan, Subsequent Equity Investment or Sales Accommodation Transaction); or (iii) any similar corporate reorganization on or after the date hereof, then and in each such case the applicable $0.35 per share (for equity-linked securities) or $0.50 per share floor (for conversion of debt to Common Stock or issuance of equity) shall be equitably adjusted to account for such transaction.

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5. Reimbursement for Legal Fees. The Company agrees to reimburse Placement Agent for legal fees and expenses accrued by Noteholders or their designees to Greenberg Traurig, et al., in an amount not to exceed $7000, to be paid directly to Greenberg Traurig.

6. Representations and Warranties.

(a)

By Company. The Company represents and warrants that this Agreement has been duly authorized by proper corporate action and that entry into this Agreement is not prohibited pursuant to any agreement to which it is subject.

(b)

By Agent. Agent represents and warrants that (i) he has the authority to enter into this Agreement on behalf of the Holders of the Notes and the 2013 Warrants with respect to the transactions contemplated herein and that the entry into this Agreement is not prohibited pursuant to any agreement to which the Agent, or to his actual knowledge, any of the Holders of the Notes or the 2013 Warrants are subject, and (ii) this Agreement is the legal, valid and binding obligation of each of the Holders of the Notes and the 2013 Warrants, enforceable against each of the Holders of the Notes and the 2013 Warrants in accordance with its terms.

7. Miscellaneous.

(a)

Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement.

(b)

Governing Law. The parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Ohio. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Columbus, Ohio and they hereby submit to the exclusive jurisdiction of the courts of the State of Ohio located in Columbus, Ohio and of the federal courts in Ohio with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

(c)

Descriptive Heading, Etc. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d)

Amendments, Modifications and Waivers. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and Agent on behalf of the Holders, provided, however, that no such amendment, modification or waiver which would modify this Section 6(d), or subject the Holders to any additional obligations shall be made without the consent of the Holders in question.

(e)	Termination. This Agreement shall terminate upon the repayment or conversion, as the case may be, of all of the Notes outstanding.

(f)

WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR IN CONNECTION WITH THIS AGREEMENT AND AGREE THAT THIS PROVISION IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, Noteholder Agent on behalf of each of the Holders named on Exhibit A attached hereto and made a part hereof and the Company have executed this 2013 Noteholder Modification Agreement as of the date set forth above and which amends the Note issued by the Company to each of the currently outstanding Holders of Notes named on Exhibit A hereto effective as of the date of execution by Company set forth below (the "Effective Date").

COMPANY:

Midwest Energy Emissions Corp.		NOTEHOLDER AGENT:

By:	/s/ Richard H. Gross	/s/ Richard Galterio
Name:	Richard H. Gross	RICHARD GALTERIO(1)
Title:	Chief Financial Officer
Effective Date: February 16, 2016

_______________

(1) On behalf of each of the Holders holding the Notes referenced on Exhibit A with respect to their Notes and the 2013 Warrants held by them.

SIGNATURE PAGE
MEEC 2013 NOTEHOLDER MODIFICATION AGREEMENT

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EXHIBIT A

LIST OF NOTEHOLDERS (INITIALS ONLY)

Name	Note Number	Current Note Balance	2013 Warrant Shares		2016 Warrant Shares
DB	MEEC-VT-2013-01	$50,000	100,000		48,632
RB	MEEC-VT-2013-02	100,000	200,000		97,264
TE	MEEC-VT-2013-03	0	55,000	(1)	0
SB	MEEC-VT-2013-04	100,000	200,000		97,264
LDR Revocable Living Trust.	MEEC-VT-2013-05	50,000	100,000		48,632
DDA and MAA	MEEC-VT-2013-06	20,000	40,000		19,453
AT & MT	MEEC-VT-2013-07	100,000	200,000		97,264
B Family Trust	MEEC-VT-2013-08	65,000	200,000	(2)	63,222
CB	MEEC-VT-2013-09	50,000	100,000		48,632
DTMFS, LP	MEEC-VT-2013-10	100,000	200,000		97,264
JG	MEEC-VT-2013-11	10,000	20,000		9,726
PM	MEEC-VT-2013-12	5,000	10,000		4,863
TP & LP	MEEC-VT-2013-13	30,000	60,000		29,179
EHP and BKP	MEEC-VT-2013-14	150,000	300,000		145,897
DP	MEEC-VT-2013-15	40,000	80,000		38,906
JHP	MEEC-VT-2013-16	10,000	20,000		9,726
JOJ Trust	MEEC-VT-2013-17	30,000	60,000		29,179
WEB	MEEC-VT-2013-18	20,000	40,000		19,453
AP LLC	MEEC-VT-2013-19	0	100,000	(1)	0
MJT and HPT	MEEC-VT-2013-20	0	20,000	(1)	0
JAL	MEEC-VT-2013-21	50,000	100,000		48,632
SF	MEEC-VT-2013-22	30,000	60,000		29,179
JP	MEEC-VT-2013-23	100,000	200,000		97,264
MO	MEEC-VT-2013-24	25,000	50,000		24,316
CCB	MEEC-VT-2013-25	0	30,000	(1)	0
RR	MEEC-VT-2013-26	125,000	250,000		121,581
JP	MEEC-VT-2013-27	50,000	100,000		48,632
GW & VW	MEEC-VT-2013-28	40,000	80,000		38,906
BMH	MEEC-VT-2013-29	50,000	100,000		48,632
JSL & RSL	MEEC-VT-2013-30	10,000	20,000		9,726
TJF	MEEC-VT-2013-31	0	200,000	(1)	0
A Partners, LLC	MEEC-VT-2013-32	100,000	200,000		97,264
B Family Trust	MEEC-VT-2013-33	50,000	100,000		48,632
MR	MEEC-VT-2013-34	0	40,000	(1)	0
WSL	MEEC-VT-2013-35	75,000	150,000		72,948
CJW	MEEC-VT-2013-36	10,000	20,000		9,726
Total:		$1,645,000	3,805,000		1,600,000

_______________

(1)

Investor still holds Warrants but because Note has been converted, 2013 Warrant Shares not subject to repricing; total number of 2013 Warrant Shares subject to repricing is 3,290,000 and total number of Warrant Shares not subject to repricing is 515,000.

(2)	Investor has converted $35,000 of its Note but has not exercised any of the 2013 Warrant Shares. Because $35,000 of its Note has been converted, 70,000 of 2013 Warrant Shares not subject to repricing.

A-1

EXHIBIT B

FORM OF 2016 WARRANT

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL HAS BEEN RENDERED TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT

TO PURCHASE SHARES OF

COMMON STOCK, PAR VALUE $.001 PER SHARE OF MIDWEST ENERGY EMISSIONS CORP.

AT $0.35 PER SHARE

Warrant Certificate No.: [NUMBER]

Original Issue Date: ____, 2016

FOR VALUE RECEIVED, Midwest Energy Emissions Corp., a Delaware corporation (the "Company"), hereby certifies that [NAME OF HOLDER], a [JURISDICTION AND TYPE OF ENTITY], or its registered assigns (the "Holder"), is entitled to purchase from the Company [SPECIFIED NUMBER] duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at a purchase price per share of $0.35 (the "Exercise Price"), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued in connection with the rights granted to Holder as a result of the 2013 Note Modification Agreement to which this form of Warrant is attached as Exhibit B.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

"Aggregate Exercise Price" means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

"Board" means the Board of Directors of the Company.

"Business Day" means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Wilmington, Delaware are authorized or obligated by law or executive order to close.

"Common Stock" means the common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

B-1

"Company" has the meaning set forth in the preamble.

"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

"Exercise Date" means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Delaware time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

"Exercise Agreement" has the meaning set forth in Section 3(a)(i).

"Exercise Period" has the meaning set forth in Section 2.

"Exercise Price" has the meaning set forth in the preamble. "Holder" has the meaning set forth in the preamble.

"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

"Original Issue Date" means the date on which the Warrant was issued by the Company. "Nasdaq" means The Nasdaq Stock Market, Inc.

"OTC Bulletin Board" means the OTC Bulletin Board.

"Person" means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

"SEC Filings" means the Company's most recent Annual Report on Form 10-K filed with the SEC and any Form 10-Q and Form 8-K filed thereafter.

"Securities Act" means the Securities Act of 1933, as amended.

"Warrant" means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

"Warrant Shares" means the shares of Common Stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

B-2

2. Term of Warrant. Subject to the terms and conditions hereof and the proviso in this sentence, this Warrant may be exercised at any time or from time to time after the date hereof and prior to 5:00 p.m., Delaware time, on November 15, 2020, provided, however, the Exercise Period and the right to exercise this Warrant will terminate upon the closing of a sale of the Company (pursuant to merger, stock sale, or otherwise).

3. Exercise of Warrant

(a) Exercise Procedure. This Warrant may be exercised on any Business Day, for all or any part of the unexercised Warrant Shares, during the Exercise Period upon

i. surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an "Exercise Agreement"), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

ii. payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price.

(c) Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant (in accordance with Section 3(a) hereof) and payment of the Aggregate Exercise Price (in accordance with Section 3(b) hereof) or cashless exercise (in accordance with Section 3(i) hereof), the Company shall, as promptly as practicable, and in any event within 30 Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon the exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates delivered shall be, to the extent possible, in the denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, any other Person's name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and the certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person designated to be named therein shall be deemed to have become a holder of record of the Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon the exercise, the Company shall pay to the Holder an amount in cash (by delivery of a check or by wire transfer of immediately available funds) equal to the product of (i) the fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c)hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

B-3

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company represents, covenants and agrees:

i. This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

ii. All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that the Warrant Shares are, validly issued, fully paid and non- assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

iii. The Company shall take all commercially reasonable actions as may be necessary to ensure that all Warrant Shares are issued without material violation by the Company of any applicable law or governmental regulation.

iv. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no issuance or delivery shall be made unless and until the Person requesting issuance has paid to the Company the amount of the tax, or has established to the satisfaction of the Company that the tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

(i) Cashless Exercise. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in the manner set forth in Sections 3(a) and 3(b), the Holder may elect to exercise this Warrant, or a portion hereof, and to pay for the Warrant Shares by way of cashless exercise. If the Holder wishes to effect a cashless exercise, the Holder shall surrender this Warrant, with an Exercise Agreement duly completed (including specifying the number of Warrant Shares to be purchased) and executed, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, in which event the Company shall issue to the Holder the number of Warrant Shares computed according to the following equation:

B-4

X = Y * ( A − B)

              A

X = the number of Warrant Shares to be issued to the Holder.

Y = the Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant Shares being exercised.

A = the Fair Market Value (defined below) of one share of Common Stock (on the exercise date).

B = the Exercise Price (as adjusted pursuant to the provisions of this Warrant).

For purposes of this Section 3(i), the "Fair Market Value" of one share of Common Stock on the exercise date shall have one of the following meanings:

i. if the Company's Common Stock is traded on a national securities exchange, the Fair Market Value shall be deemed to be the average of the Closing Prices over a five trading day period ending on the exercise date. For the purposes of this Warrant, "Closing Price" means the final price at which one share of Common Stock is traded during any trading day; or

ii. if the Company's Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing sales price over the thirty (30) day period ending three (3) days before the date of exercise; or

iii. if neither (1) nor (2) is applicable, the Fair Market Value shall be at the highest price per share which the Company could obtain on the date of exercise from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company's Board of Directors.

4. Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

(a) Adjustment to Exercise Price and Warrant Shares Upon Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Senior Loan Date, subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective. If the conversion price per share with respect to the Senior Loan Note is reduced below 50 cents per share (after adjustments in the Senior Loan Note for subdivisions or combinations in any of the categories outlined above in this Section 4(a) or due to the weighted average anti-dilution adjustments), then the Exercise Price shall be adjusted to the same price per share as is applicable to the Senior Loan Note.

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(b) Merger Sale, Reclassification, Etc.. In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company's assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 4(a) or 4(b); and in each such case, the terms of this Section 4 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization.

(c) Weighted Average Adjustment. If the Company Issues (hereinafter defined) Additional Common Shares (defined hereunder) after the date of the Warrant and the consideration per Additional Common Share is less than the Exercise Price in effect immediately before such Issuance (a "Diluting Issuance"), other than with respect to Excluded Securities (hereinafter defined), the Exercise Price in effect immediately before such Diluting Issue shall be reduced, concurrently with such Diluting Issuance, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Exercise Price by a fraction:

i. the numerator of which is the number of shares of Common Stock outstanding immediately before such Diluting Issuance plus the number shares of Common Stock that the aggregate consideration received by Company for the Additional Common Shares would purchase at the Exercise Price in effect immediately before such Diluting Issuance, and

ii. the denominator of which is the number of shares of Common Stock outstanding immediately before such Diluting Issuance plus the number of such Additional Common Shares.

For purposes of clarity, the exercise shall be determined in accordance with the following formula:

 EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

i. "EP2" shall mean the Exercise Price in effect immediately after such Diluting Issuance of Additional Common Shares;

ii. "EP1" shall mean the Exercise Price in effect immediately prior to such Diluting Issuance of Additional Common Shares;

iii. "A" shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such Diluting Issuance of Additional Common Shares;

iv. "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Common Shares had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received or receivable by the Company in respect of such issue by EP1); and

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v. "C" shall mean the number of such Additional Common Shares issued in such transaction.

As used herein the following terms shall have the following meanings:

vi. "Issue" means to grant, issue or sell Additional Common Shares, whichever of the foregoing is the first to occur.

vii. "Additional Common Shares" means all Common Stock (including reissued shares) Issued after the date of the Warrant during the term of the Warrant.

viii. "Excluded Securities" means any of the following: (a) shares of Common Stock issued pursuant to any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company and (b) issuances of Common Stock upon exercise or conversion of currently outstanding derivative securities.

(d) Certificate as to Adjustment.

i. As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than 10 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

ii. As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than 10 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(e) Notices. In the event:

i. that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

ii. of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or the Company;

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iii. of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Holder at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for the dividend, distribution, meeting or consent or other right or action, and a description of the dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of the exchange applicable to the Warrant and the Warrant Shares.

5. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon this Warrant and all rights hereunder are transferable in whole or in part by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company

7. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of the Warrant for cancellation to the Company, the Company shall, at its own expense, execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in the division or combination, this Warrant may be divided, or following any division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in the division or combination, the Company shall, at its own expense, execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with the notice. The new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

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8. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that the Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

"THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL HAS BEEN RENDERED TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

i. The Holder is an "accredited investor" as defined by Rule 501 under the Securities Act, and has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of an investment in this Warrant and the Warrant Shares to be issued upon exercise hereof and of making an informed investment decision, and has the capacity to protect the Holder's own interests.

ii. The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws, have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein.

iii. Holder acknowledges and understands that this Warrant and the Warrant Shares to be issued upon exercise hereof are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of this Warrant or the Warrant Shares to be issued upon exercise hereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of this Warrant or the Warrant Shares to be issued upon exercise hereof made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws; and that this Warrant and the Warrant Shares to be issued upon exercise hereof are not a liquid investment. The Company has no obligation or intention to register this Warrant or the Warrant Shares to be issued upon exercise hereof for resale at this time, nor has the Company made any representations, warranties, or covenants regarding the registration of this Warrant and the Warrant Shares to be issued upon exercise hereof.

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iv. The Holder acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit investors who have satisfied a certain holding period such securities purchased in a private placement. The Holder acknowledges that the Holder is not relying on the Company in any way to satisfy the conditions precedent for resale of securities pursuant to Rule 144 under the Securities Act.

v. The Holder acknowledges that the Holder has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Holder. In connection therewith, the Holder acknowledges that the Holder has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management or any person acting on its behalf. The Holder has received and reviewed all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, the Holder has been furnished with or has had the opportunity to acquire, and to review, (i) copies of the Company's most recent Annual Report on Form 10-K filed with the SEC and any Form 10-Q and Form 8-K filed thereafter (the "SEC Filings"), and other publicly available documents, and (ii) all information, both written and oral, that it desires with respect to the Company's business, management, financial affairs and prospects. In determining whether to make this investment, the Holder has relied solely on the Subscription Agreement, the SEC Filings, the Convertible Note and the Holder's own knowledge and understanding of the Company and its business based upon the Holder's own due diligence investigations and the information furnished pursuant to this paragraph. Except as set forth herein, the Subscription Agreement and the Convertible Note, the Holder understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and the Holder has not relied on any other representations or information.

vi. The Holder has all requisite legal and other power and authority to execute and deliver this Warrant and to carry out and perform the Holder's obligations under the terms of this Warrant. This Warrant constitutes a valid and legally binding obligation of the Holder, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

vii. The Holder has not, and will not, incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Warrant.

viii. To the extent the Holder deems necessary, the Holder has reviewed with the Holder's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant. The Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, other than the statements or representations set forth in the Subscription Agreement, the SEC Filings, herein and in the Convertible Note. The Holder understands that the Holder (and not the Company) shall be responsible for the Holder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Warrant.

ix. There are no actions, suits, proceedings or investigations pending against the Holder or the Holder's properties before any court or governmental agency (nor, to the Holder's knowledge, is there any threat thereof) which would impair in any way the Holder's ability to enter into and fully perform the Holder's commitments and obligations under this Warrant or the transactions contemplated hereby.

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x. The execution, delivery and performance of and compliance with this Warrant, and the issuance of the Securities will not result in any material violation of, or conflict with, or constitute a material default under, any of Holder's articles of incorporation, bylaws or other; governing documents, if applicable, or any of the Holder's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Holder or the Securities.

xi. Holder acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are speculative and involve a high degree of risk and that the Holder can bear the economic risk of the purchase of this Warrant and the Warrant Shares to be issued upon exercise hereof, including a total loss of his/her/its investment. Holder acknowledges that he/she/it has carefully reviewed and considered the risk factors contained in the Subscription Agreement, as well as the factors described under "Risk Factors" in the Company's SEC Filings.

xii. The Holder recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of this Warrant and the Warrant Shares to be issued upon exercise hereof.

xiii. Holder understands that any and all certificates representing this Warrant and the Warrant Shares to be issued upon exercise hereof and any and all securities issued in replacement thereof or in exchange therefor shall bear the legend, or one substantially similar thereto, described in Section 8(a), which Holder has read and understands.

xiv. In addition, the certificates representing this Warrant and the Warrant Shares to be issued upon exercise hereof, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which the Holder resides.

xv. Holder further represents that the address set forth below is his/her principal residence (or, if the Holder is a corporation, partnership or other entity, the address of its principal place of business).

xvi. The Holder represents that Holder has not received any general solicitation or general advertising regarding the purchase of this Warrant and the Warrant Shares to be issued upon exercise hereof.

xvii. The Holder further represents that the social security number or taxpayer identification set forth below is correct, and the Holder is not subject to backup withholding because (i) the Holder has not been notified that he/she/it is subject to backup withholding as a result of a failure to report all interest and dividends, or (ii) the Internal Revenue Service has notified the Holder that he/she/it is no longer subject to backup withholding.

9. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient (with confirmation of transmission); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

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If to the Company:	Midwest Energy Emissions Corp. 670 D Enterprise Dr. Lewis Center, OH 43035 Telephone: 614-505-6115 Facsimile: 614-505-7377 E-Mail: rgross@midwestemissions.com Attention: Chief Financial Officer

If to the Holder:	[Holder Address] Facsimile: [Fax Number] E-Mail: [E-Mail Address] Attention: [Name (and Title, if Applicable) of Person]

11. Cumulative Remedies. Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

12. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by party of any obligation, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

13. Entire Agreement. This Warrant, together with the Convertible Note and the Subscription Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Convertible Note and the Subscription Agreement, the statements in the body of this Warrant shall control.

14. Successor and Assigns. The Company may not assign this Agreement or its rights and obligations hereunder without the prior written consent of the Holder. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

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17. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

20. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the city of Wilmington, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

22. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

23. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

B-13

The Company has duly executed this Warrant on the Original Issue Date.

ACCEPTED AND AGREED:	MIDWEST ENERGY EMISSIONS CORP.

By:
[Holder Name]	Name
Title

By:
Name
Title
SSN or EIN:

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EXHIBIT A

EXERCISE AGREEMENT

(To be Signed Only on Exercise of Warrant)

TO: MIDWEST ENERGY EMISSIONS CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.______), hereby irrevocably elects to purchase_______shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for the shares at the price per share provided for in the Warrant of $0.50 per share, for an Aggregate Exercise Price of $___, by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price (if cashless exercise, insert "cashless").

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to____whose address is_______ .

Dated:______________
Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

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EXHIBIT B

ASSIGNMENT

(To be Signed Only on Transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the number of shares of Common Stock of MIDWEST ENERGY EMISSIONS CORP. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of MIDWEST ENERGY EMISSIONS CORP. with full power of substitution in the premises.

Transferees	Number Transferred

Dated:______________
Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:
(Address)

(Name)

ACCEPTED AND AGREED: [TRANSFEREE]

(Name)
(Address)

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